Exhibit 4.2

THE ISSUANCE OF THIS PROMISSORY NOTE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE “SECURITIES”), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO CLAIMED EXEMPTIONS FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES ARE “RESTRICTED SECURITIES” AND MAY NOT BE OFFERED OR RESOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, OR ELIGIBLE TO BE OFFERED OR SOLD PURSUANT TO AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.  THE COMPANY MAY REQUIRE THAT IT BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

ONPOINT MEDICAL DIAGNOSTICS, INC.

US $[                ]

This Promissory Note (the “Note”) is issued as of                              , 2010 by ONPOINT MEDICAL DIAGNOSTICS, INC., a Minnesota corporation (the “Company”), to                                                                                                                    (together with its permitted successors and assigns, the “Holder”) pursuant to exemptions from registration under the Securities Act of 1933, as amended.

ARTICLE I.

Section 1.01  Principal and Interest. The Company hereby promises to satisfy the principal sum of US $[                ] pursuant to the terms hereof and to pay interest to the Holder on such principal balance from the date hereof at the rate of ten percent (10%) per annum.

Section 1.02  Principal Satisfaction Dates.  One quarter of the original principal balance hereof shall be satisfied on each of June 30, 2012, December 31, 2012 and June 30, 2013.  Provided, however, against each such satisfaction shall be credited prior conversions of the principal balance hereof made by the Holder to the extent such conversion has not previously been applied to reduce the amount to be paid or satisfied under this note.  The then remaining outstanding principal balance hereof shall be satisfied on December 31, 2013.  Each such date is referred to herein as a “Principal Satisfaction Date”).  The Company shall satisfy the principal hereof by issuance to the Holder on each Principal Satisfaction Date of common stock of the Company.  Such issuance shall be based on the Conversion Price (as defined in Section 1.04) applicable on the Principal Satisfaction Date.

Section 1.03  Interest Payment Dates.  Accrued interest hereunder shall be paid on December 31, 2011 and on each of the Principal Satisfaction Dates.  Provided, however, that should the Holder have given the Company written notice at least ten business days prior to the date the interest is due to be paid, the Holder may receive shares of common stock for all or a portion of the interest due the Holder.  Such issuance shall be based on the Conversion Price applicable on the due date for the payment of interest.

Section 1.04  Conversion to Common Stock. The Holder shall have the option to convert all or a portion of the principal and accrued interest under this Note into common shares of the Company (the “Common Stock”) at any time prior to payment.  If the Holder has not optionally converted the principal of this note, the Company shall issue to the Holder Common Stock as specified in Section 1.02.  The conversion price, in either case, shall be the lesser of (a) US$0.65 per share or (b) 65% of the volume weighted average of the Common Stock for the twenty trading dates preceding a conversion; however, the conversion price shall not be less than US$0.25 per share (the “Conversion Price”).  To optionally convert this Note, the Holder shall deliver written notice substantially in the form attached to this Note (the “Conversion Notice”), to the Company at its address as set forth herein. The date upon which the conversion shall be effective (the “Conversion Date”) shall be deemed to be the date set forth in the Conversion Notice or the date set forth in Section 1.02.  The Company shall not issue fractional shares upon a conversion.  If the application of the Conversion price shall contemplate issuance of less than a half share, such fractional share shall not be issued and no payment shall be made to the converting Holder and should such application result in the issuance of a half or greater fractional share, such fractional share shall be rounded up to the next full share.

Section 1.05 Reservation of Common Stock. The Company shall reserve and keep available out of its authorized shares of Common Stock a sufficient number of shares for the purpose of effecting the conversion of this Note.

ARTICLE II.

Section 2.01 No Prepayment.  This Note may not be prepaid by the Company without the express written consent of the Holder.

Section 2.02 Reverse Merger. In the event the Company has not completed a “reverse merger” with a corporation the equity interests of which are publicly held by March 31, 2011, the Holder may, in its sole discretion, demand payment of the principal balance of this Note, together with a penalty equal to twenty-five percent (25%) of the principal balance of the Note which amount is due and payable by the Company within 90 days of such demand.

ARTICLE III.

Section 3.01  Re-issuance of Note. Should the Holder elect to convert a part, but not all, of the unpaid principal amount then owing to the Holder under this Note, then the Company shall reissue a new Note in the same form as this Note to reflect the new principal amount and the accrued  unpaid interest which was not converted.

Section 3.02 Anti-dilution. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on the outstanding Common Stock merge with another corporation that effects a recapitalization of the Company, the Conversion Price in effect immediately prior to such subdivision, issuance of a dividend or merger shall be appropriately adjusted.

ARTICLE IV.

Section 4.01 Notices. Notices regarding this Note shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Holder, to:

If to the Company:

Section 4.02 Governing Law. This Note shall be deemed to be made under and shall be construed in accordance with the laws of the State of Minnesota without giving effect to the principals of conflict of laws thereof.

Section 4.03 Severability. The invalidity of any of the provisions of this Note shall not invalidate or otherwise affect any of the other provisions of this Note, which shall remain in full force and effect.

Section 4.04 Entire Agreement and Amendments. This Note represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Note may be amended only by an instrument in writing executed by the parties hereto.

Section 4.05.  No Waiver, Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part any party, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 4.06  Waiver of Trial by Jury.  To the extent permitted by applicable Law, each of the parties irrevocably waives all right of trial by jury in any action, proceeding or counterclaim arising out of or in connection with this Note or any matter arising hereunder.

Section .4.07  Legal Holidays.  In any case where the date on which any payment is due to any Holder shall not be a business day, then any such payment need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Note as of the date first written above.

ONPOINT MEDICAL DIAGNOSTICS, INC.

By:
a duly authorized officer

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Note)

The undersigned hereby irrevocably elects to convert:

US$                                                             of the principal amount; AND

Please select one:

☐	All of the accrued interest through the date of conversion
☐	None of the interest accrued through the date of conversion
☐	The following percentage of the interest accrued through the date of conversion: %

of the Holder’s Note issued by ONPOINT MEDICAL DIAGNOSTICS, INC.,(the “Company”) into Shares of Common Stock of the Company according to the conditions of conversion stated therein, as of the Conversion Date written below.

Conversion Date:

Holder’s Signature

Holder’s Name

Shares to be sent to :